The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated October 19, 2026
October , 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
Digital Barrier Notes Linked to the Least Performing of the
Russell 2000® Index, the ARK Innovation ETF and the
Nasdaq-100® Technology Sector IndexSM due November 29,
2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a fixed return of at least 10.55% at maturity if the Final Value of the least performing of the Russell 2000® Index, the ARK Innovation ETF and the Nasdaq-100® Technology Sector IndexSM, which we refer to as the Underlyings, is greater than or equal to 50.00% of its Initial Value, which we refer to as a Barrier
Amount.
• Investors should be willing to forgo interest and dividend payments and be willing to lose a significant portion or all of their principal amount at maturity.
• The ARK Innovation ETF is actively managed and is subject to additional risks. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. See “Selected Risk
Considerations — Risks Relating to the Underlyings — An Investment in the Notes Is Subject to Risks Associated with
Actively Managed Funds with Respect to the ARK Innovation ETF” in this pricing supplement for more information.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Underlyings. Payments on the notes are linked to the performance of each of the Underlyings individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about October 23, 2026 and are expected to settle on or about October 28, 2026.
• CUSIP: 46661QM93
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-3 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $5.00 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $986.70 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $900.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Underlyings: The ARK Innovation ETF (Bloomberg ticker:
ARKK) (the “Fund”) and the Russell 2000® Index (Bloomberg
ticker: RTY) and the Nasdaq-100® Technology Sector IndexSM
(Bloomberg ticker: NDXT) (each of the Russell 2000® Index and the Nasdaq-100® Technology Sector IndexSM, an “Index” and
collectively, the “Indices”) (each of the Fund and the Indices, an
“Underlying” and collectively, the “Underlyings”)
Contingent Digital Return: At least 10.55% (to be provided in the pricing supplement)
Barrier Amount: With respect to each Underlying, 50.00% of
its Initial Value
Pricing Date: On or about October 23, 2026
Original Issue Date (Settlement Date): On or about October
28, 2026
Observation Date*: November 23, 2027
Maturity Date*: November 29, 2027
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General
Terms of Notes — Consequences of an Acceleration Event” in the
accompanying product supplement and “Selected Risk
Considerations — Risks Relating to the Notes Generally — We May
Accelerate Your Notes If an Acceleration Event Occurs” in this pricing supplement
Payment at Maturity:
If the Final Value of each Underlying is greater than or equal to its Barrier Amount, your payment at maturity per $1,000
principal amount note will be calculated as follows:
$1,000 + ($1,000 × Contingent Digital Return)
If the Final Value of any Underlying is less than its Barrier
Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Underlying Return)
If the Final Value of any Underlying is less than its Barrier
Amount, you will lose more than 50.00% of your principal
amount at maturity and could lose all of your principal amount at maturity.
Least Performing Underlying: The Underlying with the Least
Performing Underlying Return
Least Performing Underlying Return: The lowest of the
Underlying Returns of the Underlyings
Underlying Return:
With respect to each Underlying,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Underlying, the closing value of that Underlying on the Pricing Date
Final Value: With respect to each Underlying, the closing value of that Underlying on the Observation Date
Share Adjustment Factor: The Share Adjustment Factor is
referenced in determining the closing value of the Fund and is set equal to 1.0 on the Pricing Date. The Share Adjustment
Factor is subject to adjustment upon the occurrence of certain events affecting the Fund. See “The Underlyings — Funds —
Anti-Dilution Adjustments” in the accompanying product
supplement for further information.

PS-2 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes linked to three hypothetical
Underlyings. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• an Initial Value for the Least Performing Underlying of 100.00;
• a Contingent Digital Return of 10.55%; and
• a Barrier Amount for the Least Performing Underlying of 50.00 (equal to 50.00% of its hypothetical Initial Value).
The hypothetical Initial Value of the Least Performing Underlying of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value of any Underlying. The actual Initial Value of each Underlying will be the closing value of that
Underlying on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing values of each Underlying, please see the historical information set forth under “The Underlyings” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Value of the
Least Performing
Underlying
Least Performing
Underlying Return
Total Return on the Notes
Payment at Maturity
180.00
80.00%
10.55%
$1,105.50
165.00
65.00%
10.55%
$1,105.50
150.00
50.00%
10.55%
$1,105.50
140.00
40.00%
10.55%
$1,105.50
130.00
30.00%
10.55%
$1,105.50
120.00
20.00%
10.55%
$1,105.50
110.55
10.55%
10.55%
$1,105.50
110.00
10.00%
10.55%
$1,105.50
105.00
5.00%
10.55%
$1,105.50
101.00
1.00%
10.55%
$1,105.50
100.00
0.00%
10.55%
$1,105.50
95.00
-5.00%
10.55%
$1,105.50
90.00
-10.00%
10.55%
$1,105.50
80.00
-20.00%
10.55%
$1,105.50
70.00
-30.00%
10.55%
$1,105.50
60.00
-40.00%
10.55%
$1,105.50
50.00
-50.00%
10.55%
$1,105.50
49.99
-50.01%
-50.01%
$499.90
40.00
-60.00%
-60.00%
$400.00
30.00
-70.00%
-70.00%
$300.00
20.00
-80.00%
-80.00%
$200.00
10.00
-90.00%
-90.00%
$100.00
0.00
-100.00%
-100.00%
$0.00
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Least Performing Underlying
Returns. There can be no assurance that the performance of the Least Performing Underlying will result in the return of any of your principal amount.

PS-3 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
How the Notes Work
Upside Scenario:
If the Final Value of each Underlying is greater than or equal to its Barrier Amount of 50.00% of its Initial Value, investors will receive at maturity the $1,000 principal amount plus a fixed return equal to the Contingent Digital Return of at least 10.55%, which reflects the maximum return at maturity.
• Assuming a hypothetical Contingent Digital Return of 10.55%, if the closing value of the Least Performing Underlying increases
5.00%, investors will receive at maturity a return equal to 10.55%, or $1,105.50 per $1,000 principal amount note.
• Assuming a hypothetical Contingent Digital Return of 10.55%, if the closing value of the Least Performing Underlying increases
50.00%, investors will receive at maturity a return equal to 10.55%, or $1,105.50 per $1,000 principal amount note.
• Assuming a hypothetical Contingent Digital Return of 10.55%, if the closing value of the Least Performing Underlying decreases
10.00%, investors will receive at maturity a return equal to 10.55%, or $1,105.50 per $1,000 principal amount note.
Downside Scenario:
If the Final Value of any Underlying is less than its Barrier Amount of 50.00% of its Initial Value, investors will lose 1% of the principal amount of their notes for every 1% that the Final Value of the Least Performing Underlying is less than its Initial Value.
• For example, if the closing value of the Least Performing Underlying declines 60.00%, investors will lose 60.00% of their principal amount and receive only $400.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value of any Underlying is less than its Barrier Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least Performing Underlying is less than its
Initial Value. Accordingly, under these circumstances, you will lose more than 50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE CONTINGENT DIGITAL RETURN,
regardless of any appreciation of any Underlying, which may be significant.

PS-4 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
• YOUR ABILITY TO RECEIVE THE CONTINGENT DIGITAL RETURN MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value of any Underlying is less than its Barrier Amount, you will not be entitled to receive the Contingent Digital Return at maturity. Under these circumstances, you will lose more than 50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE VALUE OF EACH UNDERLYING —
Payments on the notes are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by any of the Underlyings over the term of the notes may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by any other Underlying.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING UNDERLYING.
• THE BENEFIT PROVIDED BY THE BARRIER AMOUNT MAY TERMINATE ON THE OBSERVATION DATE —
If the Final Value of any Underlying is less than its Barrier Amount, the benefit provided by the Barrier Amount will terminate and you will be fully exposed to any depreciation of the Least Performing Underlying.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE FUND OR THE SECURITIES INCLUDED IN OR HELD BY ANY UNDERLYING
OR HAVE ANY RIGHTS WITH RESPECT TO THE FUND OR THOSE SECURITIES.
• THE RISK OF THE CLOSING VALUE OF AN UNDERLYING FALLING BELOW ITS BARRIER AMOUNT IS GREATER IF THE
VALUE OF THAT UNDERLYING IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means a Fund is delisted, liquidated or otherwise terminated and the calculation agent determines, in its sole discretion, that no successor fund is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings — Funds — Discontinuation or Modification of a Fund” in the accompanying product supplement for more information.

PS-5 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Digital Return.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and,

PS-6 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower)
than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Underlyings
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH ACTIVELY MANAGED FUNDS WITH
RESPECT TO THE FUND —
The Fund is actively managed. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. The investment adviser of an actively managed fund may adopt a strategy or strategies that are significantly higher risk than the indexing strategy that would have been employed by a passively managed fund. As an actively managed fund, the Fund is subject to management risk. In managing an actively managed fund, the investment adviser of a fund applies investment strategies, techniques and analyses in making investment decisions for that fund, but there can be no guarantee that these actions will produce the intended results. The ability of the Fund’s investment adviser to successfully implement the Fund’s investment strategy will significantly influence the market price of the shares of the Fund and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF THE FUND, PARTICULARLY DURING PERIODS OF MARKET VOLATILITY,
MAY NOT CORRELATE WITH THE NET ASSET VALUE PER SHARE —
Because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.
During periods of market volatility, securities underlying the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund.
Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the Fund may not correlate with the net asset value per share of the Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• RISKS ASSOCIATED WITH DISRUPTIVE INNOVATION COMPANIES WITH RESPECT TO THE FUND —
The Fund’s investment strategy involves exposure to companies that the investment adviser believes are capitalizing on disruptive innovation and developing technologies to displace older technologies or create new markets (“disruptive innovation companies”).
However, the companies selected by the investment adviser may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on the technology. Companies that develop disruptive technologies may face political or legal attacks from competitors, industry groups or local and national governments. These companies may also be exposed to risks applicable to sectors other than the disruptive innovation theme for which they are chosen, and the securities issued by these companies may underperform the securities of other companies that are primarily focused on a particular theme. The Fund may invest in companies that do not currently derive any revenue from disruptive innovations or technologies, and there is no assurance that any company will derive any revenue from disruptive innovations or technologies in the future. A disruptive innovation or technology may constitute a small portion of any company’s overall business. As a result, the success of a disruptive innovation or technology may not affect the value of the equity securities issued by that company.

PS-7 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
• THE NOTES ARE SUBJECT TO RISKS RELATING TO CRYPTOCURRENCIES AND RELATED INVESTMENTS WITH
RESPECT TO THE FUND —
The Fund may have exposure to cryptocurrencies, such as bitcoin, indirectly through investment funds, including through an investment in the Grayscale Bitcoin Trust (“GBTC”), a privately offered, open-end investment vehicle. Cryptocurrencies are digital assets designed to act as a medium of exchange and do not represent legal tender. Cryptocurrency generally operates without central authority or banks and is not backed by any government. Cryptocurrencies are susceptible to theft, loss, destruction and fraud. Cryptocurrency is an emerging asset class, and regulation in the United States is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Federal, state and/or foreign governments may restrict the use and exchange of cryptocurrencies. The market prices of bitcoin and other cryptocurrencies have been subject to extreme fluctuations. Even when held indirectly, investment vehicles like GBTC may be affected by the high volatility associated with cryptocurrency exposure. Holding a privately offered investment vehicle in its portfolio may cause the
Fund to trade at a discount to its net asset value. If cryptocurrency markets continue to be subject to sharp fluctuations, the Fund and the notes may be adversely affected. In addition, the share prices of GBTC and other similar investment vehicles that are not listed on a national securities exchange may be more volatile than listed securities because there is generally less liquidity in these securities and there may be less publicly available information about them or their issuers. Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Cryptocurrency exchanges may stop operating or permanently shut down due to fraud, technical glitches, hackers or malware, which may also affect the prices of cryptocurrencies. Events that negatively affect cryptocurrencies may negatively affect the performance of the Fund and the notes.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH MID-SIZE, SMALL AND MICRO-
CAPITALIZATION STOCKS WITH RESPECT TO THE FUND —
Some of the equity securities held by the Fund have been issued by mid-size, small or micro-capitalization companies. Mid-size, small and micro-capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-size, small and micro-capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE FUND AND THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM —
Some of the equity securities held by the Fund or included in the Nasdaq-100® Technology Sector IndexSM have been issued by
non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S.
companies that are subject to the reporting requirements of the SEC.
• EMERGING MARKETS RISK WITH RESPECT TO THE FUND —
Some of the equity securities held by the Fund have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK WITH RESPECT TO THE FUND —
Because the prices of the non-U.S. equity securities held by the Fund are converted into U.S. dollars for purposes of calculating the net asset value of the Fund, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by the Fund trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the Fund denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the Fund will be adversely affected and any payment on the notes may be reduced.
• RECENT EXECUTIVE ORDERS MAY ADVERSELY AFFECT THE PERFORMANCE OF THE FUND —
Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security

PS-8 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. If the issuer of any of the equity securities held by the Fund is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the Fund. In addition, under these circumstances, the Fund is expected to remove the equity securities of that company from the Fund. Any changes to the composition of the Fund in response to these executive orders could adversely affect the performance of the Fund.
• THE ANTI-DILUTION PROTECTION FOR THE FUND IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for certain events affecting the shares of the Fund.
However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH SMALL CAPITALIZATION STOCKS WITH
RESPECT TO THE RUSSELL 2000® INDEX —
Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
• RISKS ASSOCIATED WITH THE TECHNOLOGY SECTOR WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR
INDEXSM —
All or substantially all of the equity securities included in the Nasdaq-100® Technology Sector IndexSM are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. These factors could affect the technology sector and could affect the value of the equity securities included in the Nasdaq-100® Technology Sector IndexSM and the level of the Nasdaq-100® Technology
Sector IndexSM during the term of the notes, which may adversely affect the value of your notes.

PS-9 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
The Underlyings
The Fund is an actively-managed exchange-traded fund of ARK ETF Trust, a registered investment company, with an investment objective of long-term growth of capital, that primarily invests in equity securities of U.S. and non-U.S. companies relevant to the ARK
Innovation ETF’s investment theme of disruptive innovation. For additional information about the Fund, see “Fund Descriptions — The
ARK Innovation ETF” in the accompanying underlying supplement.
The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the
U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in
the accompanying underlying supplement.
The Nasdaq-100® Technology Sector IndexSM is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®. The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Equity Index Descriptions ― The Nasdaq-100® Technology
Sector IndexSM” in the accompanying underlying supplement.
Nasdaq, Inc. (“Nasdaq”), the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to the determination of market capitalization for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement for constituent selection and the introduction of a cap on the share count used to determine the weighting of low-float securities. These changes became effective on May 1, 2026, with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review. The information set forth below supersedes the information regarding the Nasdaq-100 Index®
included in the accompanying underlying supplement to the extent inconsistent therewith.
Under the updated methodology, Nasdaq uses different measures of market capitalization for constituent selection and constituent weighting. For purposes of constituent selection, Nasdaq now uses “Full Market Capitalization.” For companies with direct (non-ADR)
listings and companies represented by an American depositary receipt (“ADR”) that serves as a company’s primary global listing (a
“Primary ADR”), Full Market Capitalization includes both listed and unlisted shares. For companies represented by an ADR where the underlying shares serve as the company’s primary global listing and are listed on a foreign exchange (a “Non-Primary ADR”), Full
Market Capitalization is based solely on the value of the listed depositary shares, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of constituent weighting, Nasdaq uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares.
In addition, the updated methodology eliminates the minimum free float requirement for inclusion in the Nasdaq-100 Index®, although the Modified Market Capitalization used for constituent weighting imposes a limitation on the weightings of low-float securities.
Specifically, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of
(i) its reported total shares outstanding (“TSO”) (or, in the case of an ADR, its listed ADR shares outstanding), and (ii) three times its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100
Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.
The updated methodology also introduces a “Fast Entry” process under which newly eligible securities, including both initial public offerings and companies that have recently transferred their listing to an eligible exchange, may be added to the Nasdaq-100 Index® on an expedited basis if their Full Market Capitalization would rank within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of an existing constituent and may temporarily increase the number of constituents in the Nasdaq-100 Index® above 100.
The updated methodology further provides for quarterly rebalances in March, June and September. During quarterly rebalances, the index shares of each constituent are adjusted for changes in TSO, index shares of low-float securities are adjusted to reflect changes in float, constituents ranked outside the top 125 by Full Market Capitalization are removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through the
Fast Entry process, as intra-quarter replacements or as part of a March, June or September quarterly rebalance, will have their initial index weightings determined using a linear interpolation process based on their Modified Market Capitalization ranking.
Historical Information
The following graphs set forth the historical performance of each Underlying based on the weekly historical closing values from January
8, 2021 through October 16, 2026. The closing value of the Fund on October 16, 2026 was $81.65. The closing value of the Russell

PS-10 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
2000® Index on October 16, 2026 was 2,721.370. The closing value of the Nasdaq-100® Technology Sector IndexSM on October 16,
2026 was 16,454.09. We obtained the closing values above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing values of the Fund above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.
The historical closing values of each Underlying should not be taken as an indication of future performance, and no assurance can be given as to the closing value of any Underlying on the Pricing Date or the Observation Date. There can be no assurance that the performance of the Underlyings will result in the return of any of your principal amount.

PS-11 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
Tax Treatment
In determining our reporting responsibilities, we intend to treat the notes for U.S. federal income tax purposes as “open transactions”
that are not debt instruments, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S.
Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.
No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S.
federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.
Assuming that “open transaction” treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of the notes at the issue price. However, the
IRS or a court may not respect the treatment of the notes as “open transactions,” in which case the timing and character of any income or loss on the notes could be materially and adversely affected. For instance, the notes could be treated as contingent payment debt instruments, in which case the gain on your notes would be treated as ordinary income and you would be required to accrue original issue discount on your notes in each taxable year at the “comparable yield,” as determined by us, although we will not make any payment with respect to the notes until maturity.
In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will

PS-12 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations
— Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower
Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated

PS-13 | Structured Investments
Digital Barrier Notes Linked to the Least Performing of the ARK Innovation
ETF, the Russell 2000® Index and the Nasdaq-100® Technology Sector
IndexSM
costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.